POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This document hereby revokes in its entirety the Power of Attorney executed November 2nd, 2009 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

SIGNATURE AND ACKNOWLEDGMENT: In witness whereof I have hereunto signed my name on November 8, 2012

/s/ Bradley J. Skapyak	President (Principal Executive Officer)
Bradley J. Skapyak

/s/ James Windels	Treasurer (Principal Financial and
James Windels	Accounting Officer)

/s/ Joseph S. DiMartino	Board Member, Chairman of the Board
Joseph S. DiMartino

/s/ Clifford L. Alexander, Jr.	Board Member
Clifford L. Alexander, Jr.

/s/ Gordon J. Davis	Board Member
Gordon J. Davis

/s/ Whitney I. Gerard	Board Member
Whitney I. Gerard

/s/ Nathan Leventhal	Board Member
Nathan Leventhal

/s/ George L. Perry	Board Member
George L. Perry

/s/ Benaree Pratt Wiley	Board Member
Benaree Pratt Wiley

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On November 8, 2012 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loretta Johnston
Loretta Johnston
Notary Public

EXHIBIT A

The Dreyfus Third Century Fund, Inc.
The Dreyfus Socially Responsible Growth Fund, Inc.
Dreyfus Opportunity Funds
--Dreyfus Natural Resources Fund
- Dreyfus Investment Portfolios:
-Core Value Portfolio
-Midcap Stock Portfolio
-Small Cap Stock Index Portfolio
-Technology Growth Portfolio
Dreyfus LifeTime Portfolios, Inc.:
-Growth and Income Portfolio
The Dreyfus Fund Incorporated
Dreyfus Short-Intermediate Government Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
-Dreyfus Short-Intermediate Municipal Bond Fund
CitizensSelect Funds:
-CitizensSelect Prime Money Market Fund
-CitizensSelect Treasury Money Market Fund
Dreyfus Investment Grade Funds, Inc.:
-Dreyfus Inflation-Adjusted Securities Fund
-Dreyfus Intermediate Term Income Fund
-Dreyfus Short-Term Income Fund
Dreyfus Liquid Assets, Inc.
Dreyfus Worldwide Dollar Money Market Fund, Inc.
Dreyfus Institutional Preferred Money Market Funds:
-Dreyfus Institutional Preferred Money Market Fund
-Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Institutional Cash Advantage Funds:
-Dreyfus Institutional Cash Advantage Fund
Dreyfus Institutional Reserves Funds:
-Dreyfus Institutional Reserves Money Fund
-Dreyfus Institutional Reserves Treasury Fund
-Dreyfus Institutional Reserves Treasury Prime Fund